Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-115493) pertaining to the CoreCivic, Inc. Non-Employee Directors’ Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-69358) pertaining to the CoreCivic, Inc. 401(k) Savings and Retirement Plan,

(3)	Registration Statement (Form S-8 No. 333-238479) pertaining to the CoreCivic, Inc. 2020 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-176140) pertaining to the registration of additional shares for the Corrections Corporation of America Amended and Restated 2008 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-143046) pertaining to the Corrections Corporation of America 2008 Stock Incentive Plan, and

(6)	Registration Statement (Form S-3 No. 333-255070) pertaining to a shelf registration of debt securities, guarantees of debt securities, preferred stock, common stock, warrants, or units.

of our reports dated February 18, 2022 with respect to the consolidated financial statements and schedule of CoreCivic, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of CoreCivic, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of CoreCivic, Inc. and subsidiaries for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 18, 2022